EXHIBIT 5.1

                                January 16, 1998


Merisel, Inc.
200 Continental Blvd.
El Segundo, CA 90245

Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Merisel, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 1,500,000 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") issuable pursuant to the Merisel, Inc. 401(k) Retirement and Savings Plan (the "Plan"), it is my opinion that such shares of Common Stock, when issued in accordance with the Plan, will be legally issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                            Very truly yours,

                                        /s/ Karen A. Tallman
                                        ---------------------
                                            Karen A. Tallman

                                                              EXHIBIT 5.2

INTERNAL REVENUE SERVICE                             DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
2 CUPANIA CIRCLE                    Employer Identification Number:
MONTEREY PARK, CA  91755                   95-3562060
                                            File Folder Number:
DATE:  August 27, 1993                             951006669
                                            Person to Contact:
MERISEL, INC.                                      NAN CHYO
200 CONTINENTAL BLVD                Contact Telephone Number:
EL SEGUNDO, CA  90245                      (213) 725-0164
                                            Plan Name:
                                             MERISEL INC 401K RETIREMENT SAVINGS
                                            PLAN
                                            Plan Number:  001

Dear Applicant:

         We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

         Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b) (3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

         The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

         This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

         This determination is subject to your adoption of the proposed amendments submitted in your letter dated 081093. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

         This determination letter is applicable for the amendment(s) adopted on 121293.

         This letter is based upon the certification and demonstrations you submitted pursuant to Revenue Procedure 91-66. Therefore, the certification and demonstrations are considered an integral part of this letter. Accordingly, YOU MUST KEEP A COPY OF THESE DOCUMENTS AS A PERMANENT RECORD OR YOU WILL NOT BE ABLE TO RELY ON THE ISSUES DESCRIBED IN REVENUE PROCEDURE 91-66.

         We have sent a copy of this letter to your representative as indicated in the power of attorney.


MERISEL INC

         If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                            Sincerely yours,

                                            /s/Michael J. Quinn
                                            --------------------
                                            Michael J. Quinn
                                            District Director

Enclosures:
Publications 794